Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of COMPASS Pathways plc of our report dated July 2, 2020, except for the effects of the corporate reorganization discussed in Note 1 to the consolidated financial statements, as to which the date is August 28, 2020 relating to the financial statements of COMPASS Pathfinder Holdings Limited, which appears in the Registration Statement on Form F-1, as amended (No. 333-248484).

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom October 9, 2020
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